Exhibit 21.1

SUBSIDIARIES OF KKR INFRASTRUCTURE CONGLOMERATE LLC

Name	Jurisdiction
K-INFRA Holdings I LLC	Delaware
K-INFRA Holdings II LLC	Delaware